UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2008

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

O2Diesel Corporation (the “Company”) and ProEco Energy Company (“ProEco”) and its shareholders (the “ProEco Shareholders”) entered into a Letter Agreement (the “Letter Agreement”), terminating the Share Exchange Agreement, dated January 12, 2007 (“Exchange Agreement”) and modifying the terms of the loan between the parties. As previously disclosed, the parties were in the process of developing a new fuel-grade ethanol plant in Belle Fourche, South Dakota (the “Ethanol Plant”).

Pursuant to the Letter Agreement, the parties agreed to extend the maturity date of the outstanding $1.4 million loan from the Company to ProEco, from February 29, 2008 to November 30, 2008. In addition, the parties agreed to terminate the Exchange Agreement, effective as of February 29, 2008. The parties are continuing to work together to obtain financing for the development of the Ethanol Plant project.

A copy of the Share Exchange Agreement was filed as an exhibit to the Company’s current report on Form 8-K, filed on January 18, 2007, and is incorporated herein by reference. A copy of the Letter Agreement is filed as an Exhibit 10.2 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Share Exchange Agreement, dated January 12 , 2007. Previously filed as an exhibit to the Company’s current report on Form 8-K, filed on January 18, 2007, and incorporated herein by reference.

10.2	Letter Agreement, effective as of March 19, 2008, by and between O2Diesel Corporation and ProEco Energy Company. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By: /s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: March 21, 2008